                                                                Exhibit 17


                   [FORM OF SUPPLEMENTAL SOLICITATION LETTER]
                         THE TRAVELERS INSURANCE COMPANY

                             Travelers Series Trust
                      Jurika & Voyles Core Equity Portfolio
                            Strategic Stock Portfolio
                  One Tower Square, Hartford, Connecticut 06183


                               September 11, 2001


Dear Variable Annuity Contract or
         Variable Life Insurance Policy Owner:

         Shares of Jurika & Voyles Core Equity Portfolio and/or Strategic Stock Portfolio (each, a "Portfolio" and, together, the "Portfolios") of Travelers Series Trust (the "Trust") have been purchased at your direction by The Travelers Insurance Company ("The Travelers") through one or more of its separate accounts to fund benefits payable under your variable annuity contract or variable life insurance policy (collectively, the "variable contracts"). The Travelers, as the shareholder of record and legal owner of those separate accounts, has been asked to approve an Agreement and Plan of Reorganization (the "Plan") whereby substantially all of the assets of each Portfolio will be transferred in a tax-free reorganization to Salomon Brothers Variable Investors Fund ("Investors Fund"), a series of Salomon Brothers Variable Series Funds Inc. As an owner of a variable contract with an interest in one or more of those separate accounts, The Travelers is asking you for instructions as to how to vote the shares of the Portfolio(s) that are attributable to your variable contract.

         If the Plan is approved and consummated, the separate account(s) in which you have an interest will own shares of Investors Fund instead of shares of the Portfolio(s). Each separate account will receive shares of Investors Fund with an aggregate net asset value equal to the aggregate net asset value of the shares of the respective Portfolio owned by the separate account before the reorganization.

         Here are some facts about the reorganization and Investors Fund that will be useful to you as you vote on this reorganization:

         1. There will be no additional cost to you for the separate account(s) in which you have an interest to own shares of Investors Fund as a result of the reorganization.

         2. Investors Fund shares are priced on each day Investors Fund is open for business, and you may transfer as provided in your contract all or a part of your interest in Investors Fund to another available investment option at the then current net asset value per share.

         3. Following the reorganization, Investors Fund is expected to have lower operating expenses than either of the Portfolios has currently.

                             YOUR VOTE IS IMPORTANT!

         Travelers Asset Management International Company LLC ("TAMIC") is the investment adviser for the Portfolios. Salomon Brothers Asset Management Inc ("SBAM") is the investment manager for Investors Fund. Both TAMIC and SBAM are subsidiaries of Citigroup Inc. Management has proposed the reorganization to eliminate funds that have lacked broad market appeal and have failed to generate sufficient assets to operate efficiently and are not expected to achieve competitive expense ratios in the future.

         After carefully considering the merits of the proposal, the Trust's Board of Trustees (the "Board") has determined that the reorganization is in the best interests of each Portfolio's shareholders, and indirectly the underlying contract owners of the Portfolios, and that the shareholders' interests will not be diluted as a result of the reorganization.

         Investors Fund, which is available to your variable contract as an investment option, offers a portfolio with investment objectives and policies that are similar to those of the Portfolios, although there are some important differences. The Board anticipates that combining the assets of the Portfolios with Investors Fund should result in more efficient mutual fund operations due to the larger assets, which, in turn, should result in economies of scale that benefit Investors Fund's investors.

         The Board recommends that you read the enclosed materials carefully and then instruct The Travelers to vote FOR the proposal. PLEASE TAKE A MOMENT NOW TO SIGN AND RETURN THE VOTING INSTRUCTION FORM(s) IN THE ENCLOSED POSTAGE-PAID ENVELOPE. For more information, please call The Travelers at 1-800-842-8573.

                                                 Respectfully,


                                                 The Travelers Insurance Company


         WE URGE YOU TO SIGN AND RETURN THE VOTING INSTRUCTION FORM(s) IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                   [FORM OF SUPPLEMENTAL SOLICITATION LETTER]
                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                             Travelers Series Trust
                      Jurika & Voyles Core Equity Portfolio
                            Strategic Stock Portfolio
                  One Tower Square, Hartford, Connecticut 06183


                               September 11, 2001


Dear Variable Annuity Contract or
         Variable Life Insurance Policy Owner:

         Shares of Jurika & Voyles Core Equity Portfolio and/or Strategic Stock Portfolio (each, a "Portfolio" and, together, the "Portfolios") of Travelers Series Trust (the "Trust") have been purchased at your direction by The Travelers Life and Annuity Company ("The Travelers") through one or more of its separate accounts to fund benefits payable under your variable annuity contract or variable life insurance policy (collectively, the "variable contracts"). The Travelers, as the shareholder of record and legal owner of those separate accounts, has been asked to approve an Agreement and Plan of Reorganization (the "Plan") whereby substantially all of the assets of each Portfolio will be transferred in a tax-free reorganization to Salomon Brothers Variable Investors Fund ("Investors Fund"), a series of Salomon Brothers Variable Series Funds Inc. As an owner of a variable contract with an interest in one or more of those separate accounts, The Travelers is asking you for instructions as to how to vote the shares of the Portfolio(s) that are attributable to your variable contract.

         If the Plan is approved and consummated, the separate account(s) in which you have an interest will own shares of Investors Fund instead of shares of the Portfolio(s). Each separate account will receive shares of Investors Fund with an aggregate net asset value equal to the aggregate net asset value of the shares of the respective Portfolio owned by the separate account before the reorganization.

         Here are some facts about the reorganization and Investors Fund that will be useful to you as you vote on this reorganization:

         1. There will be no additional cost to you for the separate account(s) in which you have an interest to own shares of Investors Fund as a result of the reorganization.

         2. Investors Fund shares are priced on each day Investors Fund is open for business, and you may redeem all or a part of your interest in Investors Fund at the then current net asset value per share.

         3. Following the reorganization, lower operating expenses are anticipated for the former shareholders of the Portfolios.

                             YOUR VOTE IS IMPORTANT!

         Travelers Asset Management International Company LLC ("TAMIC") is the investment adviser for the Portfolios. Salomon Brothers Asset Management Inc ("SBAM") is the investment manager for Investors Fund. Both TAMIC and SBAM are subsidiaries of Citigroup Inc. Management has proposed the reorganization to eliminate funds that have lacked broad market appeal and have failed to generate sufficient assets to operate efficiently and are not expected to achieve competitive expense ratios in the future.

         After carefully considering the merits of the proposal, the Trust's Board of Trustees (the "Board") has determined that the reorganization is in the best interests of each Portfolio's shareholders, and indirectly the underlying contract owners of the Portfolios, and that the shareholders' interests will not be diluted as a result of the reorganization.

         Investors Fund, which is available to your variable contract as an investment option, offers a portfolio with investment objectives and policies that are similar to those of the Portfolios, although there are some important differences. The Board anticipates that combining the assets of the Portfolios with Investors Fund should result in more efficient mutual fund operations due to the larger assets, which, in turn, should result in economies of scale that benefit Investors Fund's investors.

         The Board recommends that you read the enclosed materials carefully and then instruct The Travelers to vote FOR the proposal. PLEASE TAKE A MOMENT NOW TO SIGN AND RETURN THE VOTING INSTRUCTION FORM(s) IN THE ENCLOSED POSTAGE-PAID ENVELOPE. For more information, please call The Travelers at 1-800-842-8573.

                                          Respectfully,



                                          The Travelers Life and Annuity Company


         WE URGE YOU TO SIGN AND RETURN THE VOTING INSTRUCTION FORM(s) IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            VOTING INSTRUCTIONS FORM



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The Travelers Insurance Company                          The Travelers Life and Annuity Company
[Fund Name Prints Here]
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



VOTING INSTRUCTIONS SOLICITED BY THE TRAVELERS INSURANCE COMPANY AND THE TRAVELERS LIFE AND ANNUITY COMPANY IN CONNECTION WITH A SOLICITATION OF PROXIES BY THE BOARD OF TRUSTEES OF THE TRAVELERS SERIES TRUST (THE "TRUST") FOR A SPECIAL MEETING OF SHAREHOLDERS (THE "MEETING") OF THE TRUST'S JURIKA & VOYLES CORE EQUITY PORTFOLIO TO BE HELD ON OCTOBER 24, 2001.


I hereby instruct The Travelers Insurance Company or The Travelers Life and Annuity Company, as appropriate, to vote the shares of Jurika & Voyles Core Equity Portfolio (the "Portfolio") of the Trust as to which I am entitled to give instructions at the Meeting to be held on October 24, 2001 at 9:00 a.m. Eastern time, at Conference Room 8MS, One Tower Square, Hartford, Connecticut 06183, or any adjournment(s) thereof, as follows:

Please vote by marking the appropriate box below:

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                                                                                  For     Against    Abstain

1.   To approve or disapprove an Agreement and Plan of Reorganization.            [ ]       [ ]        [ ]
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2.  To transact such other business as may properly come before the special       [ ]       [ ]        [ ]
     meeting or any adjournment(s) thereof.
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


I hereby revoke any and all voting instructions with respect to such shares previously given by me. I acknowledge receipt of the Combined Prospectus/Proxy Statement dated September [11], 2001. I realize that if I return this form without providing any instructions regarding a proposal, my timely returning of this form will be deemed to be an instruction to vote in favor of the proposal.


These voting instructions may be revoked at any time prior to the special meeting by notifying the secretary of The Travelers or the secretary of the Trust, in writing by 5:00 p.m. on October 22, 2001.

If a contract is held jointly, each contract owner should sign. If only one signs, his or her signature will be binding. If the contract owner is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the contract owner is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner." If the contract owner is a trust, the trustee should sign in his or her own name, indicating that he or she is a "Trustee."


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Signature and title:
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Date:
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